Exhibit 99.1

3750 Torrey View Ct
San Diego, CA 92130
www.carefusion.com

FOR IMMEDIATE RELEASE
Contacts:

Media: Kristen Cardillo (858) 617-2317 kristen.cardillo@carefusion.com	Investors: Jim Mazzola (858) 617-1203 jim.mazzola@carefusion.com

CAREFUSION REPORTS FIRST HALF FISCAL 2014 RESULTS

•	Second quarter revenue increased to $922 million, driven by continued strength in the company’s Procedural Solutions segment

•	Diluted earnings per share (EPS) from continuing operations totaled $0.45 on a GAAP basis and remained even with prior year at $0.54 per adjusted share

•	Company reaffirmed fiscal 2014 revenue and EPS guidance

SAN DIEGO, Feb. 3, 2014 - CareFusion Corp. (NYSE: CFN), a leading, global medical technology company, today reported financial results for its second quarter of fiscal 2014, ended Dec. 31, 2013.

“Our team executed well during the quarter, with continued strength across the board in Procedural Solutions and in the Infusion Systems business line,” said Kieran T. Gallahue, chairman and CEO. “During the quarter, we also secured a record number of committed contracts in the Dispensing Technologies business line, giving us the necessary momentum to drive strong second-half results.

“In addition, we made progress against our long-term strategy, gaining scale globally through the acquisitions of Sendal and Vital Signs and building a healthy innovation pipeline in Procedural Solutions.”

Second Quarter Results
CareFusion reported second quarter fiscal 2014 revenue of $922 million, compared to $909 million in the second quarter of fiscal year 2013, a 1 percent increase on both a reported and constant currency basis.

Operating income was $152 million compared to $171 million in the prior year period. Excluding nonrecurring items, adjusted operating income decreased 4 percent to $181 million, with revenue mix negatively affecting the company’s operating margins during the quarter. On a sequential basis, adjusted operating income improved 28 percent from the first quarter.

Operating expenses totaled $314 million. Excluding nonrecurring items, adjusted operating expenses were $288 million, an increase of 2 percent over the prior year period, primarily driven by the medical device excise tax.

The company reported income from continuing operations of $97 million, or $0.45 per diluted share. Adjusted income from continuing operations decreased 4 percent to $116 million and remained even with the prior year at $0.54 per diluted share.

Medical Systems
Second quarter revenue for the Medical Systems segment was $587 million, a 2 percent decrease from the prior year period on a reported and constant currency basis. Continued strength in the Infusion Systems business line was offset by lower revenue in the Respiratory Technologies business line and the impact of a product line transition in the Dispensing Technologies business line.

Segment profit for the quarter was $109 million, as revenue mix negatively affected segment margins. Adjusted segment profit decreased 7 percent to $124 million.

Procedural Solutions
Strong performance across the Procedural Solutions segment led to second quarter revenue of $335 million, a 9 percent increase from the prior year period on a reported and constant currency basis. The top-line results were driven by continued strength in the segment’s clinically differentiated portfolio, with both the Infection Prevention and Specialty Disposables business lines delivering double-digit revenue increases during the quarter.

Segment profit totaled $43 million, growing 4 percent on an adjusted basis to $57 million.

Six-Month Results
For the first six months of fiscal 2014, revenue was even with the prior year period at $1.75 billion. Operating income totaled $268 million. Income from continuing operations was $175 million, or $0.81 per diluted share. Adjusted income from continuing operations was $212 million and equal with the prior year period at $0.98 per diluted share.

Operating expenses in the first six months totaled $621 million, or $569 million on an adjusted basis.

Segment results for the six months ended Dec. 31, 2013 and 2012 are as follows:

Medical Systems	1H FY14	1H FY13	Y/Y
Revenue	$1,111 million	$1,153 million	(4)%
Segment Profit	$183 million	$225 million	(19)%
Adjusted Segment Profit	$214 million	$246 million	(13)%

Procedural Solutions	1H FY14	1H FY13	Y/Y
Revenue	$641 million	$593 million	8%
Segment Profit	$85 million	$89 million	(4)%
Adjusted Segment Profit	$109 million	$103 million	6%

Recent Highlights
Additional second quarter and recent highlights included:

•
Completing the acquisition of the Vital Signs division of GE Healthcare in the United States, China and certain other geographies. The addition of Vital Signs, which manufactures single-patient-use consumables for respiratory care and anesthesiology, helps create scale and increases the company’s presence outside of the U.S.

•
Launching five new Procedural Solutions products to date in fiscal 2014, including the Chemo Safety System featuring the SmartSite VialShield™, the MaxZero™ needleless IV connector that features neutral reflux at disconnect, the ChloraPrep® 1mL applicator, the AVAflex® Vertebral Balloon System and the AirLife® Misty Fast™ disposable small-volume nebulizer featuring reduced drug treatment time.

•	Securing a record number of committed contracts in the Dispensing Technologies business line, where installations of the Pyxis® ES system are now complete or underway at more than 150 U.S. hospitals.

•
Agreeing to invest approximately $100 million for a 40 percent minority stake in Caesarea Medical Electronics (CME), an Israeli manufacturer of compact and highly portable infusion and syringe pumps for homecare and hospital settings.

•
Introducing new technologies to improve enterprise-wide medication management, including the CareFusion SmartWorks™ platform, the Pyxis® IV System to provide a more efficient and standardized process for compounding, checking and delivering IVs from the central pharmacy, and Alaris® Infusion Viewer for Charge Capture.

•
Signing an exclusive agreement with Terumo Corporation to co-brand, market and distribute Terumo’s SurFlash® line of safety peripheral IV catheters in the U.S. acute care market. The company also signed an exclusive agreement in North America with Vancive Medical Technologies to license, distribute and co-brand Vancive’s BeneHold™ Chlorhexidine Gluconate (CHG) antimicrobial Adhesive Technology for applications in vascular access.

•
Announcing the CareFusion Foundation’s second annual Clinical Excellence Grants program, which will provide $500,000 in total funding to help U.S. hospitals identify and share best practices for medication safety and efficiency.

•
Investing $186 million to repurchase 4.8 million shares during the quarter under a two-year, $750 million share repurchase program. To date in fiscal 2014, the company invested $375 million to repurchase 9.8 million shares.

Fiscal 2014 Outlook
For the fiscal year ending June 30, 2014, CareFusion continues to expect organic revenue to grow 1 to 4 percent on a constant currency basis compared to fiscal 2013 revenue of $3.55 billion. Adjusted diluted earnings per share from continuing operations are expected to be in the range of $2.30 to $2.40.

Conference Call
CareFusion will host a conference call today at 2 p.m. PST (5 p.m. EST) to discuss its financial and operational results for the second quarter.

To access the call, visit the Investors page at www.carefusion.com. Log on at least 15 minutes before the call begins to register and download or install any necessary audio software. Investors and other interested parties may also access the call by dialing 866.271.5140 within the U.S. or 617.213.8893 from outside the U.S. and using the access code 34473695. A replay of the conference call will be available from 6 p.m. PST (9 p.m. EST) on Feb. 3 through 11:59 p.m. PST on Feb. 10 and can be accessed by dialing 888.286.8010 in the U.S. or 617.801.6888 from outside the U.S. and using the access code 56827165.

About CareFusion Corporation
CareFusion (NYSE: CFN) is a global corporation serving the health care industry with products and services that help hospitals measurably improve the safety and quality of care. The company develops industry-leading technologies including Alaris® infusion pumps and IV sets, MaxPlus® and MaxZero™ IV connectors and sets, Pyxis® automated dispensing and patient identification systems, AVEA®, LTV® series and AirLife® ventilation and respiratory products, ChloraPrep® products, MedMined® services for data mining surveillance, V. Mueller® surgical instruments, and an extensive line of products that support interventional medicine. CareFusion employs approximately 15,000 people across its global operations. More information may be found at www.carefusion.com.

Use of Non-GAAP Financial Measures by CareFusion Corporation
This CareFusion news release and the information contained herein present non-GAAP financial measures that exclude certain amounts, as follows: “adjusted segment profit,” “adjusted operating expenses,” “adjusted operating income,” and “adjusted operating margin,” which exclude amortization of acquired intangibles, as well as nonrecurring restructuring and acquisition integration charges; and “adjusted income from continuing operations,” “adjusted diluted earnings per share from continuing operations” and “adjusted effective tax rate,” which exclude amortization of acquired intangibles, as well as nonrecurring restructuring and acquisition integration charges and nonrecurring tax items. In addition, commencing with the quarter ended December 31, 2013, the company began excluding from its adjusted results inventory valuation step-up charges from acquisitions. The most directly comparable GAAP financial measures for these non-GAAP financial measures are segment profit, operating expenses, operating income, operating margin, income from continuing operations, diluted earnings per share from continuing operations and effective tax rate. The company has included below unaudited adjusted financial information for the quarters and six months ended December 31, 2013 and 2012, which includes a reconciliation of GAAP to non-GAAP financial measures.

The company’s management uses these non-GAAP financial measures to evaluate the company’s performance and provides them to investors as a supplement to the company’s reported results, as they believe this information provides additional insight into the company’s operating performance by disregarding certain nonrecurring items. These non-GAAP financial measures should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the company’s financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. While the types of items and charges excluded from the company’s non-GAAP financial measures may occur in the future, the company’s management believes that they are not reflective of the day-to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, or discrete and unusual or infrequent transactions that are not indicative of future operations or business trends.

Cautions Concerning Forward-looking Statements
The CareFusion news release and the information contained herein present forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. CareFusion intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the company’s actual results to differ materially from those projected, anticipated or implied by the forward-looking statements. The most significant of these uncertainties are described in CareFusion’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: we may be unable to effectively enhance our existing products or introduce and market new products or may fail to keep pace with advances in technology; we are subject to complex and costly regulation; cost containment efforts of our customers, purchasing groups, third-party payers and governmental organizations could adversely affect our sales and profitability; current economic conditions have and may continue to adversely affect our results of operations and financial condition; we may be unable to realize any benefit from our cost reduction and restructuring efforts and our profitability may be hurt or our business otherwise might be adversely affected; we may be unable to protect our intellectual property rights or may infringe on the intellectual property rights of others; defects or failures associated with our products and/or our quality system could lead to the filing of adverse event reports, recalls or safety alerts and negative publicity and could subject us to regulatory actions; and we are currently operating under an amended consent decree with the FDA and our failure to comply with the requirements of the amended consent decree may have an adverse effect on our business. The CareFusion news release and the information contained herein reflect management’s views as of February 3, 2014. Except to the limited extent required by applicable law, CareFusion undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

CAREFUSION CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarters Ended December 31,		Six Months Ended December 31,
(in millions, except per share amounts)	2013	2012	2013	2012
Revenue	$922	$909	$1,752	$1,746
Cost of Products Sold	456	438	863	839
Gross Profit	466	471	889	907
Selling, General and Administrative Expenses	257	249	505	493
Research and Development Expenses	47	48	95	95
Restructuring and Acquisition Integration Charges	10	3	21	5
Operating Income	152	171	268	314
Interest Expense and Other, Net	21	19	41	38
Income Before Income Tax	131	152	227	276
Provision for Income Tax	34	44	52	81
Income from Continuing Operations	97	108	175	195
Loss from Discontinued Operations, Net of Tax	—	—	—	(3)
Net Income	$97	$108	$175	$192
Per Share Amounts:[1]
Basic Earnings (Loss) per Common Share:
Continuing Operations	$0.46	$0.49	$0.83	$0.88
Discontinued Operations	$—	$—	$—	$(0.01)
Basic Earnings per Common Share	$0.46	$0.49	$0.83	$0.87
Diluted Earnings (Loss) per Common Share:
Continuing Operations	$0.45	$0.48	$0.81	$0.87
Discontinued Operations	$—	$—	$—	$(0.01)
Diluted Earnings per Common Share	$0.45	$0.48	$0.81	$0.86
Weighted-Average Number of Common Shares Outstanding:
Basic	210.5	222.6	212.2	222.3
Diluted	213.7	224.9	215.5	224.7
Adjusted Financial Measures:[2]
Gross Profit	$469	$471	$892	$907
Gross Margin[3]	50.9%	51.8%	50.9%	51.9%
Operating Expenses	$288	$282	$569	$558
Operating Income	$181	$189	$323	$349
Operating Margin[3]	19.6%	20.8%	18.4%	20.0%
Income from Continuing Operations	$116	$121	$212	$220
Diluted EPS from Continuing Operations	$0.54	$0.54	$0.98	$0.98
Effective Tax Rate	27.3%	29.6%	24.8%	29.9%
____________
[1] Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.

[2] Adjusted financial measures are non-GAAP measures that exclude amortization of acquired intangibles, as well as certain nonrecurring items, as discussed above under Use of Non-GAAP Financial Measures. Commencing with the quarter ended December 31, 2013, the company began excluding from its adjusted results inventory valuation step-up charges from acquisitions. Financial information for historical periods has not been revised to reflect the exclusion of such inventory step-up charges, as the amounts were immaterial.  Additional information regarding inventory valuation step-up charges from acquisitions and a reconciliation of the adjusted financial measures to comparable GAAP measures can be found in the Reconciliation of Non-GAAP Financial Measures included in the pages that follow.

[3] Adjusted gross margin and adjusted operating margin reflect adjusted gross profit and adjusted operating income, in each case divided by revenue. The Reconciliation of Non-GAAP Financial Measures included in the pages that follow present a reconciliation of adjusted operating income from which adjusted operating margin is derived.

CAREFUSION CORPORATION
SEGMENT AND SELECT BUSINESS LINE REVENUES
(UNAUDITED)

	Quarters Ended December 31,		Percent	Six Months Ended December 31,		Percent
(in millions)	2013	2012	Change	2013	2012	Change
Medical Systems
Dispensing Technologies	$236	$260	(9)%	$447	$504	(11)%
Infusion Systems	247	229	8%	466	432	8%
Respiratory Technologies	96	106	(9)%	184	203	(9)%
Other	8	7	14%	14	14	—%
Total Medical Systems	$587	$602	(2)%	$1,111	$1,153	(4)%
Procedural Solutions
Infection Prevention	$168	$152	11%	$317	$296	7%
Medical Specialties	89	86	3%	178	166	7%
Specialty Disposables	78	69	13%	146	131	11%
Total Procedural Solutions	$335	$307	9%	$641	$593	8%
Total CareFusion	$922	$909	1%	$1,752	$1,746	—%

CAREFUSION CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted Financial Data:
	Segment Profit
(in millions, except per share amounts)	Medical Systems	Procedural Solutions	Gross Profit	SG&A Expenses	Operating Expenses [4]	Operating Income	Income from Continuing Operations [5]	Diluted EPS from Continuing Operations [6]
Quarter Ended December 31, 2013
GAAP	$109	$43	$466	$257	$314	$152	$97	$0.45
Restructuring and Acquisition Integration[1]	6	4	—	—	(10)	10	7	0.03
Amortization of Acquired Intangibles[2]	9	7	—	(16)	(16)	16	10	0.05
Step-up of Acquired Inventory[3]	—	3	3	—	—	3	2	0.01
Adjusted	$124	$57	$469	$241	$288	$181	$116	$0.54
Six Months Ended December 31, 2013
GAAP	$183	$85	$889	$505	$621	$268	$175	$0.81
Restructuring and Acquisition Integration[1]	13	8	—	—	(21)	21	15	0.07
Amortization of Acquired Intangibles[2]	18	13	—	(31)	(31)	31	20	0.09
Step-up of Acquired Inventory[3]	—	3	3	—	—	3	2	0.01
Adjusted	$214	$109	$892	$474	$569	$323	$212	$0.98
Quarter Ended December 31, 2012
GAAP	$123	$48	$471	$249	$300	$171	$108	$0.48
Restructuring and Acquisition Integration[1]	2	1	—	—	(3)	3	3	0.01
Amortization of Acquired Intangibles[2]	9	6	—	(15)	(15)	15	10	0.04
Adjusted	$134	$55	$471	$234	$282	$189	$121	$0.54
Six Months Ended December 31, 2012
GAAP	$225	$89	$907	$493	$593	$314	$195	$0.87
Restructuring and Acquisition Integration[1]	3	2	—	—	(5)	5	5	0.02
Amortization of Acquired Intangibles[2]	18	12	—	(30)	(30)	30	20	0.09
Adjusted	$246	$103	$907	$463	$558	$349	$220	$0.98
____________
[1] Restructuring and acquisition integration charges primarily relate to nonrecurring expenses associated with rationalizing headcount and aligning operations.

[2] Amortization of acquired intangibles relate to the non-cash expenses associated with amortization of identifiable intangible assets of acquired businesses.

[3] Step-up of acquired inventory relates to the non-cash expenses associated with inventory valuation step-up charges from acquisitions. In connection with acquisition transactions, the company acquires inventory that is recorded at fair value at the time of the acquisition. As the fair value of acquired finished goods inventory is recorded at the anticipated customer sales price less cost to sell, which is generally higher than the historical carrying value, the company must record a charge equal to the difference between the fair value and historical carrying value as the underlying product is sold.  The company began excluding from its adjusted results inventory valuation step-up charges from acquisitions during the quarter ended December 31, 2013, as the company does not believe such non-cash charges are reflective of ongoing operating results. Financial information for historical periods has not been revised to reflect the exclusion of such inventory step-up charges, as the amounts were immaterial.

[4] Operating expenses consist of selling, general and administrative, research and development, and restructuring and acquisition integration expenses.

[5] Income from continuing operations is presented net of tax effect. Additional information about nonrecurring tax items related to nonrecurring expenses and the impact on the effective tax rate is included in the Reconciliation of the Adjusted Effective Tax Rate on the following page.

[6] Earnings per share calculations are performed separately for each component presented. Therefore, the sum of the per share components from the table may not equal the per share amounts presented.

CAREFUSION CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted Effective Tax Rate:
(in millions)	GAAP	Nonrecurring Items[1]	Inventory Step-Up2	Amortization of Acquired Intangibles[3]	Adjusted[4]
Quarter Ended December 31, 2013
Income Before Income Tax	$131	$10	$3	$16	$160
Provision for Income Tax	$34	$3	$1	$6	$44
Effective Tax Rate[5]	26.0%	30.0%	30.0%	34.2%	27.3%
Six Months Ended December 31, 2013
Income Before Income Tax	$227	$21	$3	$31	$282
Provision for Income Tax	$52	$6	$1	$11	$70
Effective Tax Rate[5]	22.8%	28.6%	30.0%	34.2%	24.8%
Quarter Ended December 31, 2012
Income Before Income Tax	$152	$3	$—	$15	$170
Provision for Income Tax	$44	$—	$—	$5	$49
Effective Tax Rate[5]	29.1%	33.3%	—%	33.3%	29.6%
Six Months Ended December 31, 2012
Income Before Income Tax	$276	$5	$—	$30	$311
Provision for Income Tax	$81	$—	$—	$10	$91
Effective Tax Rate[5]	29.4%	40%	—%	33.3%	29.9%

Adjusted EPS Outlook for Fiscal Year Ending June 30, 2014:

GAAP Diluted Earnings per Common Share from Continuing Operations					$1.88 - $1.98
Estimated charges for nonrecurring items related to restructuring and acquisition integration, net of tax (mid-point of an estimated range of $0.13 to $0.17 per diluted share)					$0.15
Estimated charges for inventory step-up from acquisitions (mid-point of an estimated range of $0.03 to $0.05)					0.04
Estimated acquisition-related intangible amortization, net of tax					0.23
Adjusted Diluted Earnings per Common Share from Continuing Operations					$2.30 - $2.40
____________
[1] Reflects nonrecurring charges primarily related to nonrecurring restructuring and acquisition integration charges, and nonrecurring income tax items.

[2] Step-up of acquired inventory relates to the non-cash expenses associated with inventory step-up charges from acquisitions. The company began excluding inventory valuation step-up charges from acquisitions during the quarter ended December 31, 2013. Financial information for historical periods has not been revised to reflect the exclusion of such inventory step-up charges, as the amounts were immaterial.

[3] Amortization of acquired intangibles relate to the non-cash expenses associated with amortization of identifiable intangible assets of acquired businesses.

[4] Adjusted financial information reflects GAAP results adjusted on a non-GAAP basis to exclude nonrecurring items, amortization of acquired intangibles, inventory valuation step-up charges, and nonrecurring income tax items noted above.

[5] Effective tax rate calculations are performed based on whole dollar amounts, and therefore may not equal the calculations based on amounts rounded in millions presented in the table above.

CAREFUSION CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in millions, except per share data)	December 31, 2013	June 30, 2013
ASSETS
Current Assets:
Cash and Cash Equivalents	$1,309	$1,798
Trade Receivables, Net	451	429
Current Portion of Net Investment in Sales-Type Leases	326	351
Inventories, Net	433	384
Prepaid Expenses	32	30
Other Current Assets	278	141
Total Current Assets	2,829	3,133
Property and Equipment, Net	446	409
Net Investment in Sales-Type Leases, Less Current Portion	966	1,001
Goodwill	3,256	3,081
Intangible Assets, Net	1,066	793
Other Assets	68	136
Total Assets	$8,631	$8,553
LIABILITIES AND EQUITY
Current Liabilities:
Current Portion of Long-Term Obligations and Other Short-Term Borrowings	$456	$2
Accounts Payable	148	147
Deferred Revenue	55	51
Accrued Compensation and Benefits	140	150
Other Accrued Liabilities	273	242
Total Current Liabilities	1,072	592
Long-Term Obligations, Less Current Portion	999	1,444
Deferred Income Taxes	710	638
Other Liabilities	492	493
Total Liabilities	3,273	3,167
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock (50.0 Authorized Shares; $.01 Par Value) Issued – None	—	—
Common Stock (1,200.0 Authorized Shares; $.01 Par Value) Issued – 232.0 and 229.4 shares at December 31, 2013 and June 30, 2013, respectively	2	2
Treasury Stock, at cost, 23.6 and 15.5 shares at December 31, 2013 and June 30, 2013, respectively	(812)	(505)
Additional Paid-In Capital	4,960	4,886
Retained Earnings	1,223	1,048
Accumulated Other Comprehensive Loss	(15)	(45)
Total Stockholders’ Equity	5,358	5,386
	$8,631	$8,553

CAREFUSION CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Six Months Ended December 31,
(in millions)	2013	2012
Cash and Cash Equivalents at July 1, Attributable to Continuing Operations	$1,798	$1,648
Cash and Cash Equivalents at July 1, Attributable to Discontinued Operations	$—	$(1)
Cash Flows from Operating Activities:
Net Income	175	192
Loss from Discontinued Operations	—	(3)
Income from Continuing Operations	175	195
Adjustments to Reconcile Income from Continuing Operations to Net Cash Provided by Operating Activities:
Depreciation and Amortization	93	91
Other Non-Cash Items	56	47
Change in Operating Assets and Liabilities, Excluding Impact of Acquired Assets and Assumed Liabilities:
Trade Receivables	15	3
Inventories	(9)	(9)
Net Investment in Sales-Type Leases	59	(13)
Accounts Payable	(13)	—
Other Accrued Liabilities and Operating Items, Net	(79)	(57)
Net Cash Provided by Operating Activities – Continuing Operations	297	257
Net Cash Provided by Operating Activities – Discontinued Operations	—	1
Net Cash Provided by Operating Activities	297	258
Cash Flows from Investing Activities:
Cash Paid for Acquisitions, Net of Cash Received	(501)	(62)
Additions to Property and Equipment	(37)	(40)
Other Investing Activities	(1)	(1)
Net Cash Used in Investing Activities – Continuing Operations	(539)	(103)
Net Cash Used in Investing Activities	(539)	(103)
Cash Flows from Financing Activities:
Repayment of Long-Term Obligations	(1)	(250)
Share Repurchase Programs	(301)	—
Proceeds from Stock Option Exercises	51	—
Other Financing Activities	(8)	(9)
Net Cash Used in Financing Activities – Continuing Operations	(259)	(259)
Net Cash Used in Financing Activities	(259)	(259)
Effect of Exchange Rate Changes on Cash	12	15
Net Decrease in Cash and Cash Equivalents – Continuing Operations	(489)	(90)
Net Increase in Cash and Cash Equivalents – Discontinued Operations	—	1
Net Decrease in Cash and Cash Equivalents	(489)	(89)
Cash and Cash Equivalents at December 31, Attributable to Continuing Operations	$1,309	$1,558
Cash and Cash Equivalents at December 31, Attributable to Discontinued Operations	$—	$—
Non-Cash Investing and Financing Activities:
Asset Acquired by Entering into Capital Lease	$4	$—